As filed with the Securities and Exchange Commission on June 5, 2014
Registration No. 333-________________________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware		75-3241967
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

360 Central Avenue, Suite 900 St. Petersburg, Florida 33701 (727) 895-7737
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Forney Chief Executive Officer United Insurance Holdings Corp. 360 Central Avenue, Suite 900 St. Petersburg, Florida 33701 Phone: (727) 895-7737
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Carolyn T. Long, Esquire Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602 Phone: (813) 229-2300 Fax: (813) 221-4210

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.0001 par value per share(1)	2,722,767 shares	$ 17.42	$47,430,601.14	$6,110

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)
Pursuant to a shareholder rights agreement, dated as of July 20, 2012, between the Company and Continental Stock Transfer & Trust Company each share of common stock has an attached right to purchase our Series A Junior Participating Preferred Stock, which rights are not currently exercisable.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for United Insurance Holdings Corp. common stock as reported on The Nasdaq Capital Market on June 3, 2014.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Prospectus
2,722,767 Shares
Common Stock
______________
The stockholders identified in this prospectus under the heading “Selling Stockholders” or in any supplement to this prospectus may sell up to 2,722,767 shares of common stock of United Insurance Holdings Corp. from time to time. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. The selling stockholders may sell their common stock in public or private transactions at prevailing market prices, at negotiated prices or otherwise. They may sell the stock directly or through brokers or dealers. Brokers or dealers may receive discounts or commissions from the selling stockholders, which will be paid by the selling stockholders. See “Plan of Distribution.”
Our common stock is traded on The Nasdaq Capital Market under the symbol “UIHC.” On June 3, 2014, the closing price of our common was $17.38 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus.
_______________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_______________________________

The date of this prospectus is , 2014.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). The selling stockholders named in this prospectus may from time to time sell the securities described in the prospectus. You should read this prospectus together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Incorporation of Certain Documents By Reference.”
You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
In this prospectus, we frequently use the terms “we,” “our,” “us,” “UPC Insurance,” and the “Company” to refer to United Insurance Holdings Corp. and our subsidiaries, except where it is clear that the terms mean only United Insurance Holdings Corp.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements included in this prospectus or in the documents incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and the regulations promulgated thereunder), which are intended to be covered by the safe harbors created thereby. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of our management and on information available at the time these statements and disclosures were prepared. Forward-looking statements include, but are not limited to:

•	certain statements contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013;

i

•	certain statements contained under the heading “Business” in our Annual Report on Form 10-K for the year ended December 31, 2013;

•
certain statements contained under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014; and

•	certain statements as to trends or events or our management’s beliefs, expectations, objectives, plans, goals, intentions, estimates, projections and opinions.
These statements are included throughout this prospectus, and in the documents incorporated by reference in this prospectus, and include statements about anticipated growth in our revenues, estimated unpaid losses on insurance policies that we write, our investment returns and expectations about our liquidity. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, profitability, liquidity, and capital resources. The words “believe,” “anticipate,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases identify forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus.
Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a number of factors. Some of the risks, uncertainties and other factors that may cause actual results, developments and business decisions to differ materially from those anticipated by such forward-looking statements include the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2013 and the following:

•	the regulatory, economic and weather conditions present in the states in which we operate;
•    the impact of new federal or state regulations that affect the property and casualty insurance market;
•    the costs and availability of reinsurance;
•    assessments charged by various governmental agencies;
•    pricing competition and other initiatives by competitors;
•    our ability to attract and retain the services of senior management;
•    the outcome of litigation pending against us, including the terms of any settlements;

•	dependence on investment income and the composition of our investment portfolio and related market risks;
•    our exposure to catastrophic events and severe weather conditions; and
•    downgrades in our financial strength rating.
Because of these and other risks and uncertainties, our actual future results may be materially different from the results indicated by any forward-looking statements. In addition, our past results of operations may not be indicative of future performance. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We undertake no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ii

PROSPECTUS SUMMARY
The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.
Overview
United Insurance Holdings Corp. serves as the holding company for United Property & Casualty Insurance Company and its affiliated companies. Our business is conducted principally through four wholly-owned subsidiaries: United Property & Casualty Insurance Company (our insurance affiliate), United Insurance Management, L.C. (our management affiliate), Skyway Claims Services, LLC (our claims adjusting affiliate) and UPC Re (our reinsurance affiliate). Collectively, including United Insurance Holdings Corp., we refer to these entities as “UPC Insurance,” which is the preferred brand identification we are establishing for our Company.
UPC Insurance is primarily engaged in the homeowners property and casualty insurance business in the United States. We currently write in Florida, Massachusetts, New Jersey, North Carolina, Rhode Island, South Carolina and Texas, and we are licensed to write in Georgia, Louisiana and New Hampshire. Our target market currently consists of areas where the perceived threat of natural catastrophe has caused large national insurance carriers to reduce their concentration of policies. In such areas, we believe an opportunity exists for UPC Insurance to write profitable business. We manage our risk of catastrophic loss primarily through sophisticated pricing algorithms, avoidance of policy concentration, and the use of a comprehensive catastrophe reinsurance program. UPC Insurance has been operating continuously in Florida since 1999, and has successfully managed its business through various hurricane and other tropical storm events. We believe our record of successful risk management and experience in writing business in catastrophe-exposed areas provides us a competitive advantage as we grow our business in other states facing similar perceived threats.
Recent Events
On May 1, 2014, our Board of Directors declared a $0.04 per share quarterly cash dividend payable on May 23, 2014 to stockholders of record on May 16, 2014.
Corporate Information
In 1999, we formed our original holding company, United Insurance Holdings, L.C., a Florida limited liability company, our insurance affiliate and our management affiliate and conducted operations under that structure until 2004. In 2004, we added our claims adjusting affiliate and continued operations under the new structure until we completed a merger with Fund Management Group (FMG) Acquisition Corp.
In May 2007, FMG Acquisition Corp, a blank-check company, was incorporated under the laws of Delaware. In September 2008, in a cash and stock transaction, we completed a reverse merger whereby United Subsidiary Corp., a wholly-owned subsidiary of FMG Acquisition Corp., merged with and into United Insurance Holdings, L.C., a Florida limited liability company, with United Insurance Holdings, L.C. remaining as the surviving entity. In connection with that merger, FMG Acquisition Corp. changed its name to United Insurance Holdings Corp. and became a public operating company trading in the over-the-counter market under the ticker symbol “UIHC.” In April 2011, we founded our reinsurance affiliate. In August 2011, we merged United Insurance Holdings, L.C. into its parent corporation, United Insurance Holdings Corp. In December 2012, in connection with an underwritten public offering of 5,000,000 shares of our common stock, we applied to list our common stock on The Nasdaq Capital Market. Our application was approved, and our common stock began trading on The Nasdaq Capital Market on December 11, 2012.
Our principal executive offices are located at 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701, and our telephone number is (727) 895-7737. Our website is www.upcinsurance.com. The information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS
The selling stockholders named in the table below and in any supplement to this prospectus may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 2,722,767 shares of our common stock.   The common stock that may be sold by the selling stockholders includes common stock that was issued to the selling stockholders in the transactions described below.

This prospectus includes 96,437 shares of our common stock being registered for resale, which were issued to the following selling stockholders in connection with their becoming employed by the Company:  John L. Forney, B. Bradford Martz, Andrew D. Swenson, Deepak Menon and Kimberly A. Salmon.  Such shares were issued in private placements in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On September 30, 2008, in a cash and stock transaction, we completed a merger whereby United Subsidiary Corp., a wholly-owned subsidiary of FMG Acquisition Corp. (now known as United Insurance Holdings Corp.), merged with and into United Insurance Holdings, L.C., a Florida limited liability company (“UIH”), with UIH remaining as the surviving entity.  In connection with the merger, selling stockholders (including certain of those listed in the table below as well as those that may be named in a prospectus supplement) received 2,636,330 shares of our common stock in exchange for their membership interests of UIH.  These selling stockholders may be deemed to have been “affiliates,” as that term is defined in Rule 145 under the Securities Act, of UIH at the effective time of the merger.  The initial issuance of these shares was registered pursuant to a registration statement on Form S-4 initially filed with the Securities and Exchange Commission on April 18, 2008 (File No. 333- 150327).  We have agreed to register for resale by the selling stockholders, all of the 2,626,230 shares of common stock issued to them.  Without this registration statement, these shares could only be resold by the affiliates subject to the restrictions on resale in Rule 145.

The table below lists the selling stockholders and information regarding their beneficial ownership of common stock as of June 4, 2014. Beneficial ownership is determined in accordance with the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose.

All information with respect to beneficial ownership has been furnished to us by the selling stockholders. For more information, see the section of this prospectus entitled “Plan of Distribution.”

Based on the information supplied to us by or on behalf of the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering		Number of Shares Registered for Sale Hereby (1)	Number of Shares Beneficially Owned After Offering
	Number	Percentage(2)		Number	Percentage(2)
Gregory C. Branch (3)	2,055,177	9.9%	1,153,375	901,802	4.3%
Mineral Associates, Inc. (4)	755,596	3.6%	351,299	404,297	1.9%
William H. Hood, III Revocable Trust (5)	592,533	2.8%	188,148	404,385	1.9%
Kent G. Whittemore (6)	260,245	1.2%	216,370	43,875	0.2%
John L. Forney (7)	135,519	0.7%	86,990	48,529	0.2%
Branch Journey, LLC (3)	118,588	0.6%	118,588	—	—%
OC Branch Jr. Revocable Trust F/B/O Jennifer L. Branch (3)	101,848	0.5%	62,732	39,116	0.2%
OC Branch Jr. Revocable Trust F/B/O Tracy L. Drake (3)	101,848	0.5%	62,732	39,116	0.2%
OC Branch Jr. Revocable Trust F/B/O Christina M. Branch (3)	101,848	0.5%	62,732	39,116	0.2%
OC Branch Jr. Revocable Trust F/B/O Overby C. Branch, III (3)	101,848	0.5%	62,732	39,116	0.2%
Deepak Menon (8)	38,889	0.2%	2,110	36,779	0.2%
B. Bradford Martz (9)	28,146	0.1%	3,900	24,246	0.1%
William H. Hood, III Irrevocable Trust #3 (10)	25,092	0.1%	25,092	—	—%
Kimberly A. Salmon (11)	19,474	0.1%	1,270	18,204	0.1%
Andrew D. Swenson (12)	5,962	—%	2,167	3,795	—%

(1)
We do not know when or in what amounts the selling stockholders will offer shares for sale, if at all. The selling stockholders may sell any or all of the shares included in and offered by this prospectus. Because the selling stockholders may offer all or some of the shares from time to time pursuant to this prospectus, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering, none of the shares included in and covered by this prospectus will be held by the selling stockholders.

(2)	The percentages of common stock beneficially owned are based on 20,846,160 shares of common stock outstanding on June 4, 2014.

(3)
Includes 1,529,197 shares directly owned by Gregory C. Branch, the Chairman of our Board of Directors (Board). Also includes 118,588 shares owned by Branch Journey, LLC and 101,848 shares owned by each of the following four trusts: OC Branch Jr. Revocable Trust F/B/O Jennifer L. Branch, OC Branch Jr. Revocable Trust F/B/O Tracy L. Drake, OC Branch Jr. Revocable Trust F/B/O Christina M. Branch and OC Branch Jr. Revocable Trust F/B/O Overby C. Branch, III. Mr. Branch has voting and dispositive power over the shares held by the four OC Branch Jr. Revocable Trusts and by Branch Journey, LLC.

(4)	Alec Poitevint, who is a director on our Board, has voting and investment power over these shares.

(5)	William H. Hood, III, as trustee, has voting and investment power over these shares. Mr. Hood is a member of our Board of Directors.

(6)	Includes 19,618 shares held in his spouse's, Kathryn Whittemore, IRA. Mr. Whittemore shares voting and investment power with his spouse.

(7)
Includes 53,304 shares that Mr. Forney holds jointly with his spouse and with respect to which he shares voting and investment power. Includes 69,592 shares of restricted stock that have not yet vested over which Mr. Forney has voting power. Mr. Forney is our President and Chief Executive Officer and a member of our Board of Directors.

(8)	Includes 5,389 shares of restricted stock that have not yet vested over which Mr. Menon has voting power. Mr. Menon is our Vice President of Operations and Business Development.

(9)	Includes 5,246 shares of restricted stock that have not yet vested over which Mr. Martz has voting power. Mr. Martz is our Chief Financial Officer.

(10)	David W Anderson, as trustee, has voting and dispositive power over these shares.

(11)	Includes 1,270 shares of restricted stock that have not yet vested over which Ms. Salmon has voting and dispositive power. Ms. Salmon is our General Counsel and Chief Legal Officer.

(12)	Includes 4,462 shares that have not yet vested over which Mr. Swenson has voting and dispositive power. Mr. Swenson is our Chief Information Officer.

To our knowledge, the preceding table represents the holdings of the selling stockholders. Information regarding the selling stockholders may change from time to time, which changed information will be set forth in supplements to this prospectus, if and when necessary. Because the selling stockholders may offer some or all of the common stock that they hold, we can only give an estimate as to the amount of common stock that will be held by selling stockholders upon the termination of this offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION
The selling stockholders may offer and sell shares of common stock offered by this prospectus from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. Sales that the selling stockholders do make may be made in one or more of the following transactions:

•	on The Nasdaq Capital Market or any other securities exchange or quotation service that lists or quotes the common stock for trading;

•	in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	through put or call option transactions relating to the shares or through short sales of shares;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•
loans or pledges of shares of our common stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions listed above may include block transactions.
The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares of our common stock or of securities convertible into or exchangeable for these shares in the course of hedging positions they assume with the selling stockholders. The selling stockholders may also sell shares short and redeliver shares to close out such short positions. In addition, the selling stockholders may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to these broker-dealers or other financial institutions of the shares of common stock offered by this prospectus, which these broker-dealers or other financial institutions may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).
The selling stockholders have advised us that they have not made any arrangements with any underwriters or broker-dealers relating to the distribution of the shares covered by this prospectus. The selling stockholders may sell their shares directly to purchasers, use broker-dealers to sell their shares or sell their shares to broker-dealers acting as principals. If this happens, then broker-dealers may either receive discounts or commissions from the selling stockholders, or they may receive commissions from purchasers of shares for whom they acted as agents, or both. This compensation may be in excess of the compensation customary in the type of transactions involved. If a broker-dealer purchases shares as a principal, then it may resell the shares for its own account under this prospectus.
We will pay all registration fees and expenses for the common stock offered by this prospectus. Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the shares will be borne by the selling stockholders.
The selling stockholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed “underwriters” under the Securities Act and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.
The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock. Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of common stock. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
Instead of selling common stock under this prospectus, the selling stockholders may sell common stock in compliance with the provisions of Rule 144 under the Securities Act, if available.
We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified in writing by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Any such supplement will disclose:

•	the name of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under a supplement to this prospectus pursuant to Rule 424(b) or other applicable provision of the Securities Act amending the selling stockholders' list to include the pledgee, transferee or other successor in interest as a selling stockholder under this prospectus.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS
The validity of the shares of our common stock offered by this prospectus will be passed upon for us by the law firm of Foley & Lardner LLP, Tampa, Florida.

EXPERTS
The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by McGladrey LLP, an independent registered accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. You may review the registration statement and the exhibits filed with such registration statement for further information regarding us and our common stock at the public reference facility of the SEC at the location described above.
Our Internet address is www.upcinsurance.com. We make available on our website, free of charge, our periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. After accessing the website, the filings can be found by selecting the “Investor Relations” menu. The contents of the website are not incorporated into this prospectus or into our other filings with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections, except to the extent that any information in such filing is deemed “furnished” in accordance with rules of the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 24, 2014;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed with the SEC on May 1, 2014;

•	Our Current Reports on Form 8-K filed with the SEC on February 6, 2014, February 28, 2014, and May 12, 2014;

•	Our Definitive Proxy Statement relating to our 2014 annual meeting of stockholders filed with the SEC on April 3, 2014;

•
The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, filed with SEC on December 10, 2012, and any amendment or report updating that description; and

•
The description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, filed with the SEC on July 23, 2012, and any amendment or report updating that description.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.
In addition, upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement, but not delivered with the prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address or telephone number:
United Insurance Holdings Corp.
Attn: Corporate Secretary
360 Central Avenue, Suite 900,
St. Petersburg, Florida 33701
(727) 895-7737

_____________________________________________________________________________________________

2,722,767 Shares
Common Stock

______________
Prospectus
______________

, 2014

_____________________________________________________________________________________________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by the Company in connection with the sale of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee. All of these fees and expenses will be borne by the Company.

SEC registration fee	$6,110	(1)
Accounting fees and expenses	$10,000
Legal fees and expenses	$15,000
Miscellaneous	$5,000
Total	$36,110
______________________________

(1)	Rounded up to nearest whole number.

Item 15.	Indemnification of Directors and Officers.

Second Amended and Restated Certificate of Incorporation (as amended)
The Company’s Second Amended and Restated Certificate of Incorporation (as amended) provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (“DGCL”), or (d) for any transaction from which the director derived an improper personal benefit.
The Company’s Second Amended and Restated Certificate of Incorporation (as amended) further provides that the Company, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. It also provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by the Second Amended and Restated Certificate of Incorporation (as amended).
By-Laws
The Company’s By-Laws provide that the Company shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Company’s By-Laws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
In addition, the Company’s By-Laws provide for the advancement of expenses (including attorneys fees) incurred by an officer, director, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof. They also permit the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against the person and incurred by him in any such capacity, or arising out of the person’s status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Article IX of the By-Laws.
Liability Insurance
The Company maintains directors’ and officers’ insurance coverage for its directors and officers.
Indemnification Agreements
In addition to the indemnification required in the Company’s Second Amended and Restated Certificate of Incorporation (as amended) and By-Laws, the Company has entered into indemnification agreements with each of its directors. These agreements provide for the indemnification of such directors, subject to certain conditions and exclusions, against certain costs actually and reasonably incurred in connection with a proceeding (a) if they were, are, or are threatened to be made, a party to or a participant in a proceeding and (b) to the fullest extent permitted by applicable law if they are party to or threatened to be made a party to a proceeding. The indemnification agreements also provide that, if the indemnification rights provided in the indemnification agreements are unavailable, then (to the fullest extent permissible under applicable law) the Company will pay, in the first instance, the entire amount incurred by the applicable director in connection with a proceeding without requiring such director to contribute to such payment. The Company also agreed, under the indemnification agreements, to advance expenses reasonably incurred by these directors in connection with a proceeding upon the execution and delivery by the applicable director of an undertaking to repay the advance to the extent that it is determined that such director is not entitled to be indemnified by the Company. These rights of indemnification and to receive advancement of expenses are not exclusive of any other rights to which such directors are entitled. In addition, such rights shall continue, under certain circumstances, after the term of such directors’ service to the Company has ended.
Delaware Law
Section 145 of the DGCL, which was adopted by the Company as described above, provides that a corporation may indemnify any persons, including officers and directors, who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation, such as the Company, may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of     1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be             permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on June 5, 2014.
UNITED INSURANCE HOLDINGS CORP.
By:    /s/ John L. Forney
John L. Forney
    Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints John L. Forney and Bennett Bradford Martz and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any Rule 462(b) registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either or them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

S - 1

Signature	Title	Date
/s/ John L. Forney John L. Forney	President, Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2014
/s/ Bennett Bradford Martz Bennett Bradford Martz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 5, 2014
/s/ Gregory C. Branch Gregory C. Branch	Chairman of the Board of Directors	June 5, 2014
/s/ Alec L. Poitevint, II Alec L. Poitevint, II	Director	June 5, 2014
/s/ Kent G. Whittemore Kent G. Whittemore	Director	June 5, 2014
/s/ Kern M. Davis, M.D Kern M. Davis, M.D	Director	June 5, 2014
/s/ William H. Hood, III William H. Hood, III	Director	June 5, 2014
/s/ Sherrill W. Hudson Sherrill W. Hudson	Director	June 5, 2014

S - 2

EXHIBIT INDEX
The following exhibits are filed as part of, or are incorporated by reference into, this Registration Statement on Form S-3:

Exhibit No.	Description
3.1
Second Amended and Restated Certificate of Incorporation (as amended to include the Certificate of Designations, Powers, Preferences and Rights of Series A Junior Participating Preferred Stock of United Insurance Holdings Corp.) (filed as Exhibit 3.1 to the Form 10-Q, filed on August 8, 2012, and incorporated herein by reference).

3.2	By-Laws (included as Exhibit 3.3 to the Form S-1 (Registration No. 333-143466), filed June 4, 2007, and incorporated herein by reference).
4.1
Specimen Common Stock Certificate (included as Exhibit 4.2 to Amendment No. 1 to Post-Effective Amendment No. 1 on Form S-3 (Registration No. 333-150327), filed on December 23, 2008, and incorporated herein by reference).

4.2
Rights Agreement, dated as of July 20, 2012, between United Insurance Holdings Corp. and Continental Stock Transfer & Trust Company, which includes as Exhibit A thereto a summary of the terms of the Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Right Certificate, and as Exhibit C thereto the Summary of Rights to Purchase Preferred Shares (included as Exhibit 4.1 to the Form 8-A, filed July 23, 2012, and incorporated herein by reference).

5.1	Opinion of Foley & Lardner LLP.
10.1
Restricted Stock Award Agreement, dated September 14, 2012, by and between United Insurance Holdings Corp. and John Forney (included as Exhibit 10.1 to the Form 8-K, filed on September 14, 2012, and incorporated herein by reference).

10.2
Restricted Stock Award Agreement, dated May 28, 2013, by and between United Insurance Holdings Corp. and Bennett Bradford Martz (included as Exhibit 10.6 to the Form 10-Q, filed on August 8, 2013, and incorporated herein by reference).

10.3
Restricted Stock Award Agreement, dated September 13, 2013, by and between United Insurance Holdings Corp. and Andrew Swenson (included as Exhibit 10.6 to the Form 10-Q, filed on November 7, 2013, and incorporated herein by reference).

10.4
Restricted Stock Award Agreement, dated September 13, 2013, by and between United Insurance Holdings Corp. and Deepak Menon (included as Exhibit 10.7 to the Form 10-Q, filed on November 7, 2013, and incorporated herein by reference).

10.5
Restricted Stock Award Agreement, dated March 21, 2014, by and between United Insurance Holdings Corp. and Kimberly Salmon (included as Exhibit 10.2 to the Form 10-Q, filed on
May 1, 2014, and incorporated herein by reference).

23.1	Consent of McGladrey LLP.
23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).